EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the incorporation by reference in the registration statement on Form S-8 of American Oil & Gas, Inc. of my report dated January 13, 2003, relating to the balance sheet of American Oil & Gas, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2003 Annual Report on Form 10-KSB of American Oil & Gas, Inc. and to the reference to my firm under the heading "Experts" in the registration statement.


                                               /s/ Clyde Bailey, P.C.
                                               ----------------------
                                               Clyde Bailey, P.C.


Denver, Colorado
January 10, 2005